Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Signal Technology Corporation and Subsidiaries on Form S-8 (File Nos. 33-78248, and 33-78250) of our report dated October 30, 1998 on our audits of the consolidated financial statements and financial statement schedule of Signal Technology Corporation and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K/A.


                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
October 30, 1998